FUND PARTICIPATION AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 17th day of December, 2024 by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company (hereinafter the “Company”), on its own behalf and on behalf of the separate accounts listed on Schedule A hereto, each a segregated asset account of the Company (each referred to as an “Account”), and American Beacon Funds, a Massachusetts business trust (hereinafter the “Trust”) acting solely on behalf of each of its series listed on Schedule C hereto as such schedule may be amended from time to time (each such series hereinafter referred to as a Fund), and American Beacon Advisors, Inc. (the “Adviser”), the Company, the Trust and the Adviser (collectively, the “Parties”).

WITNESSETH:

WHEREAS, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”), the Trust, and the Adviser entered into a Participation Agreement on March 23, 2012, as amended (the “VALIC FPA”);

WHEREAS, the Parties wish to enter into a separate agreement to provide for the purchase and redemption by the Company, on behalf of the Accounts, of shares of Funds of the Trust pursuant to the terms of the Agreement, based on the form of the VALIC FPA previously agreed to among VALIC, the Trust, and the Adviser;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Trust, and the Adviser hereby agree as follows:

1.  The Parties hereto adopt and agree to the terms of the VALIC FPA in the form attached hereto as Exhibit A (“Exhibit A”), which for this purpose excludes the signature pages to such VALIC FPA, subject to the changes described below. For avoidance of doubt, this Agreement does not amend, delete or supersede the VALIC FPA or amend, delete or supersede agreement(s), if any, between the Parties with respect to other separate accounts of the Company.

2.  For purposes of this Agreement, all references to The Variable Annuity Life Insurance Company or VALIC in Exhibit A are deleted and replaced with The United States Life Insurance Company in the City of New York and all references to the term “Company” in Exhibit A shall be deemed references to The United States Life Insurance Company in the City of New York.

3.  For purposes of this Agreement, the following are added as additional provisions relating to Rule 498 of the 1933 Act:

A.

The Trust on behalf of one or more Funds will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Trust provides the Company with statutory prospectuses.

B.

The Company represents and warrants that its use of the summary prospectuses and supplements, its website and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Trust, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498.

C.

The Trust may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days’ prior written notice. The Trust agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Trust with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.

4.   For purposes of this Agreement, the following are added as additional provisions relating to Rule 30e-1 under the 1940 Act:

A.	The Trust shall be responsible for preparing and providing the materials required by Rule 30e-1(b) under the 1940 Act (“Rule 30e-1”) (collectively, the “Required Materials”).

B.  The Trust shall host and maintain the website specified in paragraph (b)(2)(i) of Rule 30e-1, so that the relevant Required Materials are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.

C.  The Trust shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Required Materials, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners pursuant to Rule 30e-1. Such Company requests shall be fulfilled reasonably promptly, but in no event more than seven (7) business days after the request from the Company is received by the Trust.

D.  Alternatively, if requested by the Company in lieu thereof, the Trust or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type, or at the request of the Company, physical data storage in a form suitable to be sent to a financial printer, such as, for example, a USB flash drive or comparable device), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution (pursuant to requests from Contract owners; see paragraph (b)(3) of Rule 30e-1, as applicable); the reasonable costs of providing the electronic documentation and of such printing to be borne by the Trust.

5.	For purposes of this Agreement, the following are added as additional provisions relating to Rule 498A under the 1933 Act (“Rule 498A”):

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A.	The Trust shall be responsible for preparing and providing the following “Trust Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A:

(a)	Summary Prospectus for the Funds

(b)	Statutory Prospectus for the Funds

(c)	Statement of Additional Information (“SAI”) for the Funds; and

(d)	Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1) for the Funds.

B.  The Trust shall provide the Trust Documents specified in Paragraphs 5.A, (b), and (c) above to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, to facilitate a continuous offering of the Fund’s securities and the Contracts. The Trust shall provide the Shareholder Reports specified in Paragraph 5.A4(d) above within 60 days after the close of each of the Fund’s reporting periods (in accordance with Rule 30e-1).

C.  The Trust shall provide the Trust Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that comply with the requirements of Rule 498A(h)(2)(i), (h)(2)(ii) and (h)(3).

D.  The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Trust Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Trust fulfill their obligations under this Amendment.

E.  The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Trust shall ensure that a summary prospectus is used for the Funds, in accordance with paragraph (j)(1)(ii) of Rule 498A.

6.  The Trust shall provide such data regarding each Fund’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the foregoing, the Trust shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statements for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than eighty (80) calendar days after the close of each Fund’s fiscal year:

A.

the gross “Annual Fund Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and

B.	the net “Annual Fund Company Expenses” (aka “Total Annual Fund Operating

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Expenses”) for each Fund calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6)), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Trust; and

C.

the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6)).

7.  For purposes of this Agreement, the following provisions relating to Rule 22c-2 under the Investment Company Act of 1940, as amended, are added:

A.

Definitions. As used in this section of the Agreement relating to Rule 22c-2 under the 1940 Act, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

(a)

The term “Fund” does not include any “excepted funds” as defined in Rule 22c-2, which includes any: (i) money market fund; (ii) fund that issues securities that are listed on a national exchange; or (iii) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund. The term “Fund” shall also include the Funds’ designee (i.e., principal underwriter or transfer agent).

(b)

The term “Fund Policies” means policies established by a Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund resulting from short-term trading, as described in the applicable Fund’s current prospectus.

(c)	The term “Intermediary” means the Company.

(d)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by a Fund under the 1940 Act that are held through Accounts established by the Intermediary.

(e)

The term “Shareholders” shall mean those contract or policy owners of the Intermediary that hold an interest in a Fund, directly or indirectly through Contracts issued by the Intermediary on behalf of the Accounts.

(f)

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are

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executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, asset allocation programs or any other automatic rebalancing programs; (ii) required transactions pursuant to a Contract living or death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death or living benefit; (iv) transactions that are executed as a result of allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

(g)

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) transactions that are executed as a result of any deduction of charges or fees under a Contract; (iii) transactions within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (iv) transactions that are executed as a result of payment of a death benefit from a Contract; or (v) transactions that are executed as a result of minimum distributions required by applicable federal tax law.

(h)	The term “written” includes electronic and facsimile writings and transmissions and such other means as the Parties may agree from time-to-time.

B.

Agreement to Provide Information. Intermediary agrees to provide the Fund the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier, (or an equivalent identifying number), as well as the Contract owners number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the Account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account maintained by the Intermediary (“Transaction Information”). It is understood that Intermediary intends to provide the Transaction Information regarding each Fund daily, but a Fund may, from time to time, make a written request (“Request”) regarding a specific Fund or for a specific period in accordance with this Agreement.

Unless otherwise specifically requested by a Fund, Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder- Initiated Transfer Redemptions.

C.

Period Covered by Request. Any Request must set forth a specific period for which the Transaction Information is being sought (the “Covered Period”), but the Covered Period shall not include any day that is earlier than 180 days prior to the day Intermediary received the Request. The Fund may request Transaction Information older than 180 days from the date of the Request as it deems necessary to investigate compliance with Fund

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Policies.

D.

Form and Timing of Response/Indirect Intermediaries. Requests must be in “Good Form.” Good Form means the Request (i) is made using the “Request for Information” form attached as Exhibit B, (ii) includes all the information required by the form, except as noted therein; (iii) is signed by a duly authorized officer of the Fund; and (iv) is received by Intermediary.

Intermediary agrees to transmit the Transaction Information on its books and records to the Fund promptly, but in any event not later than seven (7) business days, or as otherwise agreed to by the Parties, after receipt of a Request. The format for the Transaction Information provided to the Fund (either daily or as part of a Request) shall be via file transfer protocol (FTP) formal or other agreed upon method.

If requested by a Fund in writing, Intermediary agrees to use best efforts to determine whether any specific Shareholder about whom it has Transaction Information is itself a financial intermediary (“Indirect Intermediary”) and, upon further request by a Fund, to promptly either (i) provide (or arrange to have provided) the Transaction Information for those Shareholders who hold an account with an Indirect Intermediary, or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of others, Shares of the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

E.

Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of the Rule without prior written consent of Intermediary, or for any purpose not permitted under the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

F.

Agreement to Restrict Trading. Intermediary agrees to execute written instructions from a Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s Account) that violate Fund Policies.

Any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions as set forth in Section 2. Intermediary will execute such instructions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund’s shares occurred in violation of the Fund’s Policies.

G.

Form of Instructions. Instructions to restrict trading must be in “Good Form.” Good Form means that the instructions (i) are made using the “Instructions to Restrict Trading” form attached at Exhibit C; (ii) include all the information required by the form; (iii) are signed by a duly authorized officer of the Fund; and (iv) are received by Intermediary. Upon request of the Intermediary, a Fund agrees to provide to the Intermediary, along with the Instructions to Restrict Trading form, information regarding those trades of the

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Contract holder that violated the Fund’s Policies.

H.

Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than seven (7) business days, or as otherwise agreed to by the Parties, after receipt of the instructions by the Intermediary.

I.

Confirmation by Intermediary. Intermediary will provide written confirmation regarding any instructions executed on behalf of the Trust pursuant to this Agreement. The confirmation will be provided via FTP format as soon as reasonably practicable, but not later than ten (10) business days, or as otherwise agreed to by the Parties, after the instructions have been executed.

8.  Change of Control

At the time of entering into this Agreement, American International Group (“AIG”) has a controlling interest of the parent company of the Company. AIG intends to transfer a “controlling” block of outstanding voting securities of the Company’s parent company (the “Divestment”) within the meaning of Section 2(a)(4) of the Investment Company Act of 1940 (the “1940 Act”) and, as a result, the Company will no longer be a “controlled company” of AIG within the meaning of the 1940 Act. The Trust and Distributor hereby consent to any “assignment” of this Agreement that is deemed to have occurred as a result of the Divestment. Further, the Fund hereby consents to any future assignments that may occur as the result of the sale of a controlling block of securities to a new controlling company, so long as such assignment occurs during the Divestment.

9.  For purposes of this Agreement, the representations and warranties being made by the Company under Article II Section 2.1 of Exhibit A shall reference the State of New York instead of the State of Texas, and all references to “the State of Texas” are deleted and replaced with “the State of New York” in that section.

10.  For purposes of this Agreement, the applicable state law in Article 8 of Exhibit A under which this Agreement shall be construed shall be the laws of the State of New York instead of the laws of the State of Texas, and all references to “the laws of the State of Texas” are deleted and replaced with “the laws of the State of New York” in that section.

11.  For purposes of this Agreement, the notification address for the Company in Article X of Exhibit A is deleted and replaced in its entirety as follows:

If to the Company:

The United States Life Insurance Company in the City of New York

Attn: Johnpaul S. Van Maele

Assistant General Counsel

2919 Allen Parkway, L4-01

Houston, TX 77019

Email: saamcolegal@corebridgefinancial.com

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If to Fund:

American Beacon Funds

220 E. Las Colinas Blvd., Suite1200

Irving, Texas 75039

Attn: Sr. Vice President; Enterprise Operations

With a copy to: General Counsel at the same address

If to Adviser:

American Beacon Advisers, Inc.

220 E. Las Colinas Blvd., Suite1200

Irving, Texas 75039

Attn: Sr. Vice President; Enterprise Operations

With a copy to: General Counsel at the same address

12.  For purposes of this Agreement, Schedules A, B, C and D in Exhibit A are deleted and replaced with the Schedules A, B, C and D of this Agreement.

13.  This Agreement shall be interpreted consistent with the intent of the Parties which is to create a fully separate agreement among the Parties in respect of investment(s) by the Company, on behalf of the Accounts, in shares of Funds of the Trust.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK, on behalf of itself and on behalf of the Accounts set forth on Schedule A

By:

Name: Barbara Rayll
Title: Vice President, Business Case
Development

AMERICAN BEACON FUNDS

By:

Name: Terri McKinney,
Title: Vice President

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AMERICAN BEACON ADVISORS, INC.

By:
Name: Rebecca Harris,
Title: Sr. Vice President

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EXHIBIT A

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PARTICIPATION AGREEMENT

among

AMERICAN BEACON FUNDS (the “Trust’’)

acting solely on behalf of

EACH OF ITS SERIES LISTED ON SCHEDULE C HERETO, severally and not jointly

(each such series a ‘‘Fund”)

and

AMERICAN BEACON ADVISORS, INC.

and

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 23 day of March, 2012 by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the “Company”), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the “Account”), and the AMERICAN BEACON FUNDS, a Massachusetts business trust (hereinafter the “Trust”) acting solely on behalf of each of its series listed on Schedule C hereto as such schedule may be amended from time to time (each such series hereinafter referred to as the “Fund’’) and AMERICAN BEACON ADVISORS, INC. (hereinafter the “Adviser”), a Delaware corporation.

It is understood and agreed that (a) this document shall constitute a separate agreement between the parties and each Fund in Schedule C hereto, as if each Fund had executed a separate document naming only itself as the Fund (a “Separate Agreement’’), and (b) no Fund shall have any liability for the obligations of any other Fund.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Adviser (hereinafter “Participating Insurance Companies”); and

WHEREAS, the.Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule C, as may be amended from time to time by mutual agreement of the parties hereto; under this Agreement to the Accounts of the Company; and

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WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule hereto, to set aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts; and

NOW THEREFORE, in consideration of their mutual promises, the Company and, the Fund agree as follows:

ARTICLE I. Sale of Fund Shares

1.1  The Fund agrees to make available to the Company those shares of the Fund which each Account orders, executing such purchase and/or redemption orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 8:00 a.m. Eastern time on the next following Business Day. In placing orders with the Fund, the Company shall net all purchases and redemptions into one order request; the Company will not place two separate orders with the Fund. “Business Day’’ shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2  The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to offer shares to any person, or suspend or terminate the offering of its shares as authorized in the Fund’s current registration statement. To the maximum extent permissible and practicable, notice of election to-suspend or terminate shall be furnished in writing, by the Fund. Absent extraordinary circumstances, said termination would be effective no earlier than ten (10) Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

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1.3  The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. Proceeds shall be wired to the Company within three (3) Business Days or such longer period permitted by the 1940 Act or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Central time the same Business Day that the Company transmits the redemption order to the Fund. The Parties recognize the impact to the Company and its Contract owners of failing to satisfy redemption requests in cash and recognize that the need to redeem in kind would only occur in extraordinary circumstances. If such a circumstance were to occur, the Fund will use best efforts to satisfy redemption proceeds solely in cash, in accordance with applicable Jaw. Notwithstanding anything to the contrary, the Fund reserves the right to make redemptions in kind if the Board determines extraordinary circumstances require such an election.

1.4  The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement and the Fund’s then current prospectus and statement of additional information. In the event of a conflict between this Agreement and the Fund’s prospectus or statement of additional information, the Fund’s prospectus and statement of additional information shall control. The Company agrees that all net amounts available under the variable life insurance policies and/or variable annuity contracts with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the “Contracts”) shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company’s general account, or in an investment company other than the Fund.

1.5  The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section I.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.6  Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.7  The Fund shall furnish same day access (by internet, followed by written confirmation mailed the next business day) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. Notwithstanding this Section 1.7, the Fund shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund

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shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8  The Fund shall make its net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. Notwithstanding this Section 1.8, the Fund shall provide its net asset value per share to the Company no later than 7:30 p.m. Eastern time.

1.9  If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to (1) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share and (2) reimbursement of expenses incurred by the Company in connection with the Company’s responsibility to adjust any Contract owner’s account value affected by the materially incorrect net asset value. The determination of materiality of any net asset value pricing error shall be based on the SEC’s recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share; dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

1.10  The Fund shall provide same day access (by internet, followed by written confirmation mailed the next business day following a transaction) to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day.

1.11  The Company agrees that purchases and redemptions of Fund shares offered by lhe then current prospectus and statement of additional information of the Fund shall be made in accordance with the provisions of the prospectus and statement of additional information provided, however, that the Company will apply its frequent trading policy described in and attached as Schedule D to this Agreement to Contract owners investing in the shares of the Fund, as such Schedule may be amended by the Company from time to time.

ARTICLE II. Representations and Warranties

2.1  The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company is responsible for determining the suitability of the Fund and share class for Company’s Accounts. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts,

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will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2  The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or its then current principal underwriter (“Underwriter”).

2.3  The Fund represents that, under the terms of its investment advisory agreements with the Adviser, the Adviser is and will be responsible for managing the Fund in compliance with the Fund’s investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a regulated investment company (“RIC”) in compliance with Subchapter M of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and regulations thereunder. In the event of any noncompliance regarding its status as a RIC, the Fund shall notify the Company immediately and shall pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company.

2.4  The share class of the Fund listed on Schedule C hereto currently docs not make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that share class of the Fund begins to finance distribution expense pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan for the share class under Rule 12b-1 to finance distribution expenses. The Board has adopted a shareholder service fee for the share class of the Fund listed on Schedule C hereto to cover certain services provided by financial intermediaries.

2.5  The Fund represents that the Fund’s investment policies, fees and expenses are and shall at all time remain in compliance with applicable federal and state laws, and the Fund and the Adviser represent that their respective operations are and shall at all times remain in material compliance with applicable federal and state laws to the extent required to perform this Agreement.

2.6  The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

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2.7  The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal or state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects any applicable state and federal securities laws.

2.8  The Fund and Adviser represent and warrant that all of their directors, officers, employees, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.09  The Company represents and warrants that it will maintain errors and omissions or other professional liability insurance coverage with coverage limits in amounts standard in the industry, covering its activities as contemplated by this Agreement. The Company shall provide any party to this Agreement with evidence of insurance coverage upon request

ARTICLE III. Prospectuses and Proxy Statements: Voting

3.1  The Adviser shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other Fund companies’ prospectuses and statements of additional information or place the Fund’s Prospectus and Statement of Additional Information on the Company’s internet website or other electronic media. For Fund prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts, who are invested in the Fund on or about the date of the Fund’s then-current prospectus, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information.

3.2  The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Adviser or the Fund, at its expense.

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3.3  The Fund, at its expense, shall provide the Company with copies of its reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

3.4  Upon notification of an upcoming proxy mailing, the Company shall provide to the Fund’s print/mail vendor a list of plan or participant addresses, as appropriate, as of the requested record date for inclusion in the proxy mailing. Unless otherwise provided in the plan document, participants will be responsible for voting all proxies. Non-routine materials such as prospectus supplements and proxy or information statement materials shall be printed and distributed at the expense of the Fund or an affiliate.

ARTICLE IV. Sales Material and Information

4.1  The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen (15) Business Days after receipt of such material. The Fund, the Adviser, or the designee of either reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser is named, and no such material shall be used if the Fund, the Adviser, or the designee of either so objects.

4.2  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Adviser or the designee of either.

4.3  The Fund, the Adviser, or the designee of either shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen (15) Business Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

4.4  The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or

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other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5  The Fund will provide to the Company at least one complete copy of all public registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.6  Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.7  For purposes of this Article IV, the phrase “sales literature or other promotional material: includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

4.8  The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund’s registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its registration statement and prospectus, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V. Fees and Expenses

5.1  The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses or a shareholder services fee for the servicing of a participating Fund class’ shares, then the Adviser, Fund, or Underwriter, as may be applicable,

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shall make payments to the Company or to the Underwriter as applicable, for the Contracts if and in amounts agreed to by the applicable parties in writing. No Rule 12b-1 payments shall be made directly by the Fund.

5.2  All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.3  The Fund shall bear the expense of printing the Fund’s prospectus for owners of Contracts, who are invested in the Fund on or about the date of the Fund’s then-current prospectus, pursuant to Section 3.1 of this Agreement. The Fund shall also bear the expense of printing the Fund’s proxy materials and reports to such Contract owners.

ARTICLE VI. Foreign Tax Credits

6.1  The Fund agrees to consult in advance with the Company concerning any change to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

ARTICLE VII. Indemnification

7.1  Indemnification By The Company

7.l(a) The Company agrees to indemnify and hold harmless the Fund and each director of the Board and officers (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged

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statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.l(b)  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

7.l(c)  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof. with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the

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Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the contracts or the operation of the Fund.

7.2  [Reserved]

7,3  Indemnification By The Fund

7.3(a)  The Fund agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors, trustees, and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a RIC under Subchapter M of the Code); or

(ii)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the contracts or Fund shares; or (iii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration StatementJ prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

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(iv)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(v)

arise as a result of the Fund’s (or its designated agent’s) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund’s (or its designated agent’s) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund regarding such incorrect calculation or reporting; or

(vi)

arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

7.3(b)  Neither the Fund nor the Adviser shall have any liability under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser or each Account, whichever is applicable.

7.3(c)  Neither the Fund nor the Adviser shall have any liability under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such: claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

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7.3(d)  The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers, trustees, or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

7.3(e)  The Company and its Indemnified Parties agree to look first to the Fund for the satisfaction of any indemnification. If the insurance coverage and/or assets of the Fund are insufficient to satisfy the indemnification, the Company and its Indemnified Parties may then look to the Adviser for any excess amount.

ARTICLE VIII. Applicable Law

8.1  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas without giving effect to conflict of laws. Each party also hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of Texas in any proceeding arising out of or relating to this agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction or venue. Each party hereby irrevocably consents to the service of process in any such proceeding by the mailing of copies of such process to it at its address set forth in Article X hereto.

8.2  This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

9.1  This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by one hundred eighty (180) day’s advance written notice delivered to the other parties; or

(b)

termination by the Company by written notice to the Fund and the Adviser based upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c)

termination by the Company by written notice to the Fund and the Adviser in the event the Fund’s shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)	termination by the Company by written notice to the Fund and the Adviser in the event that the Fund ceases to qualify as a RIC under Subchapter M

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of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to do so qualify; or

(e)

termination by either the Fund or the Adviser by written notice to the Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since . the date of this Agreement or is the subject of material adverse publicity; or

(f)

termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)

termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, or the Adviser by the Financial Industry Regulatory Authority (“FINRA”), the SEC or other regulatory body; or

(h)

termination by the Company or the Fund by written notice to the other party upon a determination by the majority of the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

(i)	termination by any party by advance written notice upon the “assignment” of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

G)	termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser; or

(k)

termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC. Company will give sixty (60) day’s written notice to the Fund and the Adviser of any proposed action to replace Fund shares; or

(1)	termination by the Company, the Fund or the Adviser by written notice to the other parties upon a material breach of the Agreement by the other party; or

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(m)

termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6(b) hereof and at the time such notice as given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(n))shall be effective forty-five (45) days after the notice specified in Section l.6(b) was given.

9.2  Effect of Termination. Notwithstanding any termination of this Agreement and for so long as Fund continues to be available for sale to existing shareholders, the Fund and the Adviser shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

American Beacon Funds

4151 Amon Carter Blvd., !\ID 2450

Fort Worth, TX 76155

Attention: President

Fax No. (817) 391-6131

With a copy to General Counsel at the same address.

If to the Adviser:

American Beacon Advisors, Inc.

4151 Amon Carter Blvd., MD 2450

Fort Worth, TX 76155

Attention: President

Fax No. (817) 391-6131

With a copy to General Counsel at the same address.

If to the Company:

2929 Allen Parkway L4-01

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Houston, TX 77019

Attention: General Counsel

Fax No. (713) 831-5011

ARTICLE XI. Miscellaneous

11.1  All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

11.2  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.3  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4   This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6  Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction over them (which may include but not be limited to the SEC and state insurance regulators) and shall permit such authorities reasonable access to its relevant non-privileged books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party’s respective interests are adverse to or in conflict with another party’s interests.

11.7  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8  This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly organized, licensed and registered to perform the obligations of the Adviser under this Agreement.

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Schedule_A

Accounts

Name of Account	Date of Resolution of Company’s Board which Established the Account

The Variable Annuity Life Insurance Company Separate Account A	April 18, 1979

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Schedule B

Contracts

Portfolio Director Series

Equity Director Series

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Schedule C

Series

American Beacon Holland Large Cap Growth Fund, Investor Class Shares

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Schedule D

Investor Trading Policy

VALIC has a policy to discourage excessive trading and market timing. Our investment options arc not designed to accommodate short-term tracling or “market timing” organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, VALIC implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5,000 or more, and does not apply to the following:

•	Plan-level or employer-initiated transactions;
•	Purchase transactions involving transfers of assets or rollovers;
•	Retirement plan contributions, loans, and distributions (including hardship withdrawals);
•	Roth IRA conversions or IRA recharacterizations;
•	Systematic purchases or redemptions;
•	Systematic account rebalancing; or
•	Trades of less than $5,000.

As described in a fund’s prospectus and statement of additional information, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer’s benefit plan may limit an investor’s rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor’s account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

VALTC represents The Variable Annuity Life Insurance Company and its subsidiaries VALTC Financial Advisors, Inc. and VALTC Retirement Services Company.

Last updated: Apri1 8, 2009

Exhibit B

Request for Information Form

We hereby request that [Life Insurance Company] provide the Transaction Information indicated below.

Please provide the following information about the Transaction Information requested:

Contract Number*
And
Tax Identification Number**:

Trust Name:

Fund Name:

Fund Manager:

Covered Period***:

Requesting Person****:

Signature:

Date:

Telephone Number:

Facsimile Number:

*   or participant account number if applicable. Failure to complete this item shall not prevent this Form from being in Good Form.

**   or Individual/International Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number. Failure to complete this item shall not prevent this Form from being in Good Form.

***  the covered period shall not include any day that is earlier than 180 days prior to the day Intermediary received this form in Good Form

****  person must be duly authorized person as previously provided by the Trust

PLEASE E-MAIL THIS FORM TO SaamcoLegal@aig.com,

ATTENTION “RULE 22C-2 INFORMATION REQUEST”

PLEASE COMPLETE EACH ITEM.

INCOMPLETE FORMS WILL NOT BE PROCESSED.

Exhibit C

Instructions to Restrict Trading Form

[Life Insurance Company] is hereby instructed to restrict purchase or exchanges into the Fund indicated below by the Contract indicated below.

Please provide the following information about the Contract to be restricted:

Contract Number*
And
Tax Identification Number**:

Please provide the following information about the Fund to be restricted:

Trust Name:
Fund Name:
Fund Manager:

Please provide the following information about the time period for which trading should be restricted:

Start Date***:
End Date:

Requesting Person****:

Signature:

Date:

Telephone Number:

Facsimile Number:

*   or participant account number if applicable

**   or Individual/International Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number

***  Start date will be no earlier than 48 hours after receipt of form in “Good Form”

****  person must be duly authorized person as previously provided by the Trust

PLEASE [FAX]/[E-MAIL] THIS FORM TO [ ], ATTENTION

“RULE 22C-2 RESTRICTION”

PLEASE COMPLETE EACH ITEM.

INCOMPLETE FORMS WILL NOT BE PROCESSED.

Schedule A

Accounts

Name of Account	Date of Resolution of Company’s Board which Established the Account
USL Separate Account RS	June 14, 2024

Schedule B

Contracts

Portfolio Director Series

Schedule C

Series

American Beacon Man Large Cap Growth Fund, Investor Class Shares

Schedule D

Investor Trading Policy

The Company has a policy to discourage excessive trading and market timing. Our investment options are not designed to accommodate short-term trading or “market timing” organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, the Company implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5,000 or more, and does not apply to the following:

●	Plan-level or employer-initiated transactions;

●	Purchase transactions involving transfers of assets or rollovers;

●	Retirement plan contributions, loans, and distributions (including hardship withdrawals);

●	Roth IRA conversions or IRA recharacterizations;

●	Systematic purchases or redemptions;

●	Systematic account reallocations and/or rebalancing; or

●	Trades of less than $5,000.

As described in a fund’s prospectus or other disclosure documents, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer’s benefit plan may limit an investor’s rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor’s account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

Last updated: March 6, 2024